BARCELON INVESTMENTS LTD.

                                              c/o Clayton Been, Director/Manager
                                                           c/o Misick & Sanbrook
                                                    Richmond House, P.O. Box 127
                                                  Providenciales, Turks & Caicos
                                                             British West Indies


June 1st, 2000

LazyGrocer.com Corp.
41 York Street, 3rd Floor
Ottawa, Ontario Canada
K1N 5S0

                    CONTRACT FOR INTERNATIONAL REPRESENTATION

     WHEREAS LAZYGROCER.COM (hereafter GROCER) wishes to engage the services of BARCELON INVESTMENTS LTD. (hereafter BARCELON) to represent GROCER in the International market and to raise money from entities and individuals outside of the United States and Canada, and

     WHEREAS, BARCELON, whishes to provide the above listed services for GROCER,

     NOW THEREFORE, in return for Ten Dollars (USD) and other good and valuable consideration, in hand paid to each acknowledged by each,

     THE PARTIES AGREE AS FOLLOWS:

A. BARCELON will actively represent the interests of GROCER in all Countries outside the United States and Canada. Said representation will include, but not be limited to, marketing both GROCER's products as well as GROCER's equity. BARCELON shall be responsible for promoting GROCER by use of websites and media in nations outside of the U.S. and Canada and with seeking to raise money by promotion of GROCER's equity to individuals who are nationals of countries other than the U.S. and Canada.

B. For its part, GROCER will compensate BARCELON by payment of 887,559 shares of GROCER's free trading common shares which are to be issued upon execution of this Contract. The above compensation is understood by all parties to constitute complete payment for BARCELON's services for the initial contract period.

C. These Parties both understand and agree that this contract shall remain in effect for 24 months or until cancelled in writing by both parties or for cause by either party. Cause shall be determined as a material breech of this contract by either party.

D. The parties agree that any dispute between the parties and resulting from breech of the terms of this contract shall be litigated in the Circuit Court of Orange County, Florida and decided pursuant to Florida law.


                  ENTERED INTO THIS 1ST DAY OF JUNE, 2000





                   LAZYGROCER.COM CORP.


                   By
                     BARCELON INVESTMENT LTD.